UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2026

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500
Tempe, Arizona		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2026 (the “Effective Date”), Offerpad Solutions Inc. (the “Company”) and Peter Knag agreed that Mr. Knag will step down as Chief Financial Officer of the Company, effective as of the Effective Date. Mr. Knag’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Knag will remain employed by the Company as a Senior Advisor through November 30, 2026, to support an orderly transition. The Company thanks Mr. Knag for his service to the Company. In connection with the termination of Mr. Knag’s employment, he will be eligible to receive separation payments and benefits in accordance with his employment agreement.

On the Effective Date, the Board of Directors of the Company appointed Andrew Pieper, the Company’s Senior Vice President, Controller, as Interim Chief Financial Officer, to succeed Mr. Knag, effective on the Effective Date. Consistent with the foregoing, Mr. Pieper will assume the roles of principal financial officer and principal accounting officer of the Company, effective on the Effective Date.

Mr. Pieper, age 44, has served as the Company’s Senior Vice President, Controller, from August 2025 to present, prior to which he served as the Company’s Vice President, Controller since May 2024 and Director, Financial Reporting from July 2021 to May 2024. Prior to joining the Company, Mr. Pieper served as the Assistant Controller at Vanta Education, a global education group, from October 2018 to July 2021, and held roles of varying levels of responsibility at Apollo Education Group, a parent entity from which Vanta Education was spun-out, from April 2009 to October 2018. Prior to joining Apollo Education Group, Mr. Pieper served in various audit roles at KPMG LLP from August 2004 to April 2009. Mr. Pieper received his Bachelor of Science in Accounting from Northern Arizona University and is a Certified Public Accountant in the State of Arizona.

There are no arrangements or understandings between Mr. Pieper and any other person pursuant to which he is being appointed as Interim Chief Financial Officer of the Company. There are also no family relationships between Mr. Pieper and any director or executive officer of the Company, and Mr. Pieper does not have any direct or indirect material interest in any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date:	October 23, 2026	By:	/s/ Adam Martinez
Adam Martinez Chief Legal Officer